                                                                    EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT

         This Employment Agreement is made and entered into this 29th day of April, 1996, by and between Dove Four Point, Inc., a Florida corporation (the "Company"), a wholly-owned subsidiary of Dove Audio, Inc., a California corporation ("Dove"), and Shukri Ghalayini ("Employee").

         Whereas, the Company and Dove desire to assure that the Company retains the services of Employee, whose experience, knowledge and abilities with respect to the business and affairs of the Company are extremely valuable to the Company;

         Whereas, the entering into of this Agreement is a condition to the consummation of the acquisition by Dove of Four Point Entertainment, Inc. ("Four Point") pursuant to the Agreement and Plan of Merger dated as of April 12, 1996 (the "Merger Agreement");

         Whereas, simultaneously herewith, Four Point has merged with and into the Company;

         Now, therefore, the Company and Employee agree as follows:

         1.       Positions and Duties.

                  1.1 The Company hereby employs Employee as President (or other mutually agreed-upon title) of the Company during the term of this Agreement, with powers and duties consistent with such position. Employee shall report to the Board of Directors of the Company and to the Chief Executive Officer of the Company or the President and/or the Chief Operating Officer of Dove, as determined from time to time by Dove. Employee shall, during the term of this Agreement, perform such additional or different duties, and accept the election or appointment to such other offices or positions, as may mutually be agreeable to Employee and Dove.

                  1.2 Employee shall devote his full working time to the promotion of the Company's business and welfare, and use his best efforts to promote the Company's products and services. During the term of his employment with the Company, Employee will not accept employment or engage in any manner, directly or indirectly, in any other business. Employee shall perform such duties and responsibilities incidental to his employment as may from time to time be requested by the Company and shall faithfully observe the Company's and Dove's policies and procedures.

         2.       Compensation and Benefits.

                  2.1 Generally; Base Salary. Beginning on the date of this Agreement, during the term of employment, for the services to be rendered by Employee hereunder, Employee shall receive the following compensation and benefits, payable as earned, in the intervals indicated, and prorated for any partial year:

                           (a)      An annual salary (the "Base Salary"), at the
rate of two hundred thousand dollars ($200,000) payable from the period commencing as of the date of commencement of the Term. The Base Salary shall be payable no less frequently than monthly. The Company may deduct from each installment of the Base Salary an amount sufficient to cover applicable federal, state and/or local income tax withholdings, old age and survivors and other social security payments, state disability insurance premiums and any other amounts which the Company is required to withhold by applicable law;

                           (b)       an advance against producer fees on new
programming initiated and developed after the date hereof calculated in accordance with Schedule I hereto (the "Fee Advance") payable monthly at the annual rate of one hundred thousand dollars ($100,000); and

                           (c)      a stock option grant as of or prior to the
commencement of the Term of 300,000 shares (the "Option Shares") of Dove common stock, pursuant to the Stock Option Award Agreement dated as of April , 1996 between Dove and Employee substantially in the form of Schedule II hereto (the "Stock Option Agreement").

                  2.2 Fringe Benefits. Employee shall receive the following fringe benefits from the Company during the Term:

                           (a)      four weeks of paid vacation during each
fiscal year of the Company (as used in this Paragraph, a "fiscal year" shall be the date which is 12 months following the date of commencement of the Term under this Agreement and each 12-month period thereafter). Any such vacation shall be taken at times in accordance with the vacation policies of Dove, unless approved otherwise by Dove, or if accrued by Employee and not taken in any fiscal year shall be accrued and carried forward to the subsequent fiscal year;

                           (b)      payment of the premium payable (in an amount
comparable to the premium historically paid by Four Point) with respect to the health insurance plan provided by Dove for its executive officers as from time to time in effect. In addition, Employee shall be permitted during the term hereof, if and to the extent eligible, to participate in any group life, hospitalization or disability insurance plan, health program, pension plan, similar benefit or other fringe benefits of Dove which may be available to executive officers of Dove;

                           (c)      continuation of the current automobile
leased by Four Point through the term thereof (together with related automobile insurance and ordinary maintenance costs) and thereafter reimbursement of automobile expenses in accordance with the policy of Dove as from time to time in effect for a comparable automobile; and

                           (d)      reimbursement to Employee for all reasonable
costs and expenses he incurs in connection with the performance of his duties and obligations under this Agreement, and which are consistent with the policies of Dove for executive officers.

                  2.3 Guarantee. Dove shall guarantee all compensation and benefits referred to in this Section 2 as fully as if it were a party hereto.

                  3.1 Term. The term of this Agreement (the "Term") shall commence on the date hereof and shall terminate upon the first to occur of the following events:

                  (a)      April 30, 1999;

                  (b) The death or permanent disability of Employee as defined in Section 5.1(a) herein;

                  (c) The discharge of Employee for cause or special cause as defined in Section 5.2(a) or 5.3 herein.

                  4.1 Covenant Not to Solicit or Hire Employees or Customers. Until April 30, 1999, Employee shall not, directly or indirectly, solicit or induce any of the Company's employees to terminate their employment with the Company, hire or cause any of the then current employees of the Company to be hired by any other company, or solicit or assist in soliciting any business from any of the then current customers or prospective customers of the Company on behalf of Employee or any other company.

         5.       Termination.

                  5.1 Termination Due to Disability, etc. The Company may, by written notice to Employee, terminate his employment under the Agreement as of the date of that notice if Employee shall fail or be unable to perform his duties as the result of any physical or mental disability for 180 consecutive days or during any 210 days in any 240-day period (a "Permanent Disability"); Employees's employment under this Agreement shall terminate automatically upon Employee's death or adjudication of incompetency.

                  5.2 Termination for Cause. By complying with the provisions of Section 5.2(b) hereof, the Company may terminate Employee's employment under this Agreement for "Cause."

                           (a)      For purposes of this agreement, "Cause"
shall mean: (i) fraud, embezzlement or conviction of or the pleading of guilty or no contest to any felony or to any misdemeanor involving dishonesty, (ii) gross negligence or willful failure of Employee to perform his duties hereunder,
(iii) any breach by Employee of his covenants or obligations under this Agreement, or (iv) the occurrence of any matter relating to Employee of the type set forth in Item 401(f) of Regulation S-K promulgated by the Securities and Exchange Commission.

                           (b)      If any one or more of the events enumerated
under (i) above shall occur, the Company shall provide written notice (the "Warning Notice") to Employee of its intention to terminate this Agreement for Cause, the basis of such Cause, and the steps which the Company believes should be taken by the Employee to correct and cure the same. Unless Employee, within 30 days following receipt of the Warning Notice, substantially corrects and cures all matters delineated in the Warning Notice to Dove's reasonable satisfaction or if the matters set forth in the Warning Notice are not reasonably susceptible of being so cured or corrected within such 30-day period, the Company may terminate this Agreement so that the Company shall have no further obligation to Employee except as set forth in Section 5.4 herein, by delivering a notice of termination to Employee, which notice of termination shall be effective as of the date of delivery of such notice; provided however, that Employee shall not be entitled to any notice or opportunity to cure a termination arising as a result of the "Cause" set forth in Section 5.2(a)(i) hereof.

                  5.3 Termination for Special Cause. The Company may terminate Employee's employment under the Agreement for "Special Cause."

                           (a)      For purposes of this Agreement, "Special
Cause" shall mean a failure by the Company to achieve at least $800,000 of pre-tax income for the period commencing May 1, 1996 through April 30, 1997.

                           (b)      Upon a determination by the Company that
Special Cause has occurred, Employee may thereafter be terminated for Special Cause, provided, however, that the Company may continue his employment despite his failure to achieve the Plan objectives outlined above. Upon termination by the Company of Employee's employment for "Special Cause," Dove shall agree, so long as such termination is without "Cause," to shorten the term of such person's agreement not to compete pursuant to Section 6.4 of the Merger Agreement to the effective date of such termination.

                  5.4      Payments Upon Termination.

                           (a)      In the event Employee is terminated for any
reason whatsoever, the Company shall pay to Employee all accrued and unpaid Base Salary, all accrued and unpaid vacation and other accrued and unpaid benefits set forth herein to the date of termination, reimbursement of expenses prior to the date of termination in accordance with the provisions of this Agreement; continued insurance benefits under such circumstances and for such periods of time as are mandated by applicable state or federal law; and such other benefits or entitlements that are deemed to be vested pursuant to the provisions of Employee Retirement Income Security Act of 1974, as from time to time amended, and any regulations promulgated pursuant thereto. Such benefits shall be payable in accordance with the provisions therefor in this Agreement, or with regard to benefits for which no provision is made, promptly following termination of employment.

                           (b)      In the event Employee is terminated by the
Company (other than pursuant to Section 5.3) without Cause, then, in addition to the payments due to Employee under Section 5.4(a), and as Employee's sole and exclusive rights and remedies, the Company shall, for the remainder of the Term, be obligated to continue to provide to the Employee his Base Salary in accordance with the terms hereof (but no other payments or benefits except the Options vested in accordance with Section 8(d) of the Stock Option Agreement).

                           (c)      Employee shall have no duty to seek
alternative employment in the event of termination. Notwithstanding the foregoing, the Company and Employee agree that if Employee enters into employment after termination by the Company hereunder without Cause or Special Cause, the total compensation earned by Employee together with any welfare or other benefits earned or received by Employee during any period that Employee continues to receive Base Salary shall be deducted from the amount, if any, which the Company would otherwise be required to pay or provide to Employee during such period hereunder. Employee agrees that he shall give written notice to the Company (promptly after accepting any engagement or employment or furnishing his services after termination of his employment with the Company) of any amounts earned (or to be earned) by Employee and any benefits provided (or to be provided) to Employee pursuant to his new engagement or employment arrangement.

         6. Confidential Information. Employee acknowledges that the information, observations and data obtained by him while employed by the Company concerning the business or affairs of Dove, the Company or their Affiliates (the "Confidential Information") are the property of Dove, the Company or such Affiliate. Therefore, Employee agrees that Employee shall not disclose to any unauthorized person or use for Employee's own account any Confidential Information without the prior written consent of the Board, unless and to the extent that the aforementioned matters become generally known to and available for use by the public other than as a result of Employee's acts or omissions to act or unless such information is required to be disclosed in connection with an administrative or judicial proceeding, provided that in such case, Employee agrees to notify the Company and Dove of the Confidential Information to be disclosed sufficiently in advance of such disclosure, and agrees, if requested, to use reasonable efforts to cooperate with Dove, the Company or an Affiliate in seeking a protective order for such information. Employee shall deliver to the Company at the termination of the Term, or at any other time Dove, the Company or an Affiliate may request, all "documents" and "writings", as defined in the California Evidence Code, and copies thereof, relating to the Confidential Information, work product or the business of Dove, the Company or any Affiliate which Employee may then possess or have under his control. In the event of the breach or a threatened breach by Employee of any of the provisions of this Section 6, Dove, the Company or any of its Affiliates, in addition and supplementary to other rights and remedies existing in its favor, may apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof (without posting a bond or other security). Employee acknowledges and agrees that the covenant under this Section 6 shall apply during the Term and thereafter regardless of the reason for the termination of Employee's employment.

         7. Right to Injunction. Employee acknowledges that any remedy at law for a breach by him of the provisions of Sections 4.1 or 6 hereof will be inadequate. Accordingly, in the event of the breach or threatened breach by Employee of Sections 4.1 or 6 hereof, the Company shall be entitled to injunctive relief in addition to any other remedy it may have.

         8. Entire Agreement. This Agreement constitutes the entire agreement of the parties and supersedes all prior agreements of the parties with respect to the subject matter hereof. This Agreement may not changed or amended except in writing signed by the parties and approved by Dove.

         9. Governing Law. This Agreement shall be subject to, and be governed by, the laws of the State of California.

         10. Assignment. Employee may not assign, transfer or convey this Agreement or any interest therein. This Agreement and all of the Company's rights and obligations hereunder may be assigned or transferred by it, in whole but not in part, to and shall be binding upon and inure to the benefit of any successor of the Company, but any such assignment shall not relieve the Company of any of its obligations. The term "successor" shall mean only any corporation or other business entity which by merger, consolidation, purchase of assets or otherwise succeeds to or otherwise acquires all or substantially all of the assets of the Company.

         11. Severability. If any provision of this Agreement as applied to either party or to any circumstances shall be adjudged by a court of competent jurisdiction to be void or unenforceable, the same shall in no way affect any other provision of this Agreement or the validity or enforceability of this Agreement.

         12. Waiver. Waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

         13. Counterparts. This Agreement shall be executed in a number of identical counterparts, each of which shall be construed as an original for all purposes, but all of which taken together shall constitute one and the same Agreement.

         14. Notices. Any notice required or permitted to be given under this Agreement shall be in writing and delivered in person or sent by registered or certified Unites States mail, postage and fees prepaid, to the addresses of the parties set forth below, or such other address as shall be furnished by notice hereunder by any such party:

         THE COMPANY                     Dove Four Point, Inc.
                                         301 North Canon Drive
                                         Suite 207
                                         Beverly Hills, CA  90210

with copy to:

         DOVE AUDIO, INC.                301 North Canon, Suite 207
                                         Beverly Hills, California 90210
                                         Attn:  President

         EMPLOYEE:                       Shukri Ghalayini
                                         124 North Woodburn
                                         Brentwood, CA 90049

No failure or refusal to accept delivery of any envelope containing such notice shall affect the validity of such notice or the giving thereof.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                       Dove FOUR POINT, INC.

                                       By: /s/ Simon Baker
                                       ----------------------------------

                                       Title:
                                              ---------------------------


                                        /s/ Shukri Ghalayini
                                       ----------------------------------
                                       Employee


Agreed:

DOVE AUDIO, INC.

By: /s/  Simon Baker
    ----------------

                                                                      SCHEDULE I

                         CALCULATION OF PRODUCER'S FEES

         Employee shall receive a 30% allocation of generally accepted producer fees paid to the Surviving Corporation on new programming initiated and developed by Employee for the Surviving Corporation after the date hereof (but only after all advances against producer fees have been earned out) subject to mutually agreed-upon caps.





                                  Schedule I-1

                          STOCK OPTION AWARD AGREEMENT

         THIS AWARD AGREEMENT (this "Agreement") is entered into as of the 29th day of April 1996 (the "Grant Date"), by and between Dove Audio, Inc., a California corporation (the "Corporation"), and Shukri Ghalayini (the "Participant").

                               W I T N E S S E T H

         WHEREAS, the Participant has agreed to serve as the President of Dove Four Point, Inc.;

         WHEREAS, pursuant to the Agreement and Plan of Merger dated as of April 12, 1996 among the Corporation, the Participant and certain other parties (the "Merger Agreement"), the Corporation committed to grant to the Participant, effective as of the Grant Date, but subject to the Closing of the Merger Agreement, a non-qualified stock option (the "Option") to purchase all or any part of 300,000 shares of Common Stock, par value $0.01 per share, of the Corporation (the "Common Stock") upon the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the mutual promises and covenants made herein and the mutual benefits to be derived herefrom, the parties hereto agree as follows:

         1. Grant of Option. The Corporation has granted, subject to the Closing of the Merger Agreement, to the Participant as a matter of separate inducement and agreement in connection with the Participant's employment with, or other services provided by the Participant to, the Corporation, but not in lieu of any salary or other compensation for such employment or services, the right and option to purchase, on the terms and conditions hereinafter set forth, all or any part of an aggregate of 300,000 shares (the "Shares") of Common Stock at a price per share of $11.00 (the "Exercise Price") exercisable from time to time subject to the provisions of this Agreement prior to the close of business on April , 2006 (the "Expiration Date"). The Option shall vest according to the performance criteria set forth in Exhibit A (Performance). This option is granted outside of the Corporation's 1994 Stock Incentive Plan (the "Plan") although certain provisions of the Plan are incorporated herein by reference.

                                  Schedule II-1

         2. Exercisability of Option. Except as otherwise provided in this Agreement, the Option may be exercised from time to time as set forth on Exhibit A attached hereto; provided, however, the Option may not be exercised as to less than 100 shares at any one time unless the number of Shares purchased is the total number at the time available for purchase under an installment of the Option. The Option may be exercised only as to whole shares; fractional share interests shall be disregarded except that they may be accumulated.

         3. Method of Exercise and Payment. Each exercise of the Option shall be by means of written notice of exercise in the form attached hereto as Exhibit B duly delivered to the Corporation, specifying the number of whole shares with respect to which the Option is being exercised, together with any written statements required hereunder and payment of the Price in full in cash or by check payable to the Corporation.

         4. Continuance of Employment. Nothing contained in this Agreement shall confer upon the Participant any right to continue in the employ of, or to continue rendering services to, the Corporation or constitute any contract or agreement of engagement or employment. The Participant acknowledges that the Corporation has the right to terminate the Participant's employment or services at will except as may be otherwise provided by separate agreement. Nothing contained in this Agreement shall interfere in any way with the right of the Corporation to (i) terminate the employment or services of the Participant at any time for any reason whatsoever, with or without cause, or (ii) reduce the compensation received by the Participant from the rate in existence on the Grant Date.

         5. Non-Assignability of Option. Other than by will or the laws of descent and distribution, or pursuant to a "qualified domestic relations order" as defined by the Internal Revenue Code, no benefit payable under, or interest in, any Grant shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, regardless of any community property or other interest therein of the Participant's spouse or such spouse's successor in interest, and any such attempted action shall be void and no such benefit or interest shall be, in any manner, liable for, or subject to, debts, contracts, liabilities, engagements or torts of any Person. In the event that the spouse of the Participant shall have acquired a community property interest in the Option, the Participant, or his or her permitted transferee, may exercise it

                                  Schedule II-2
on behalf of the spouse of the Participant or such spouse's successor in interest. Amounts payable pursuant to a Grant shall be paid only to the Participant or, in the event of the Participant's death, to the Participant's Beneficiary or, in the event of the Participant's Total Disability, to the Participant's Personal Representative or, if there is none, to the Participant.

         6. Adjustments Upon Specified Changes. Upon the occurrence of certain Events (as defined in the Plan) relating to the Corporation's stock, such as stock splits, combinations, extraordinary cash dividends, or mergers in which the Corporation is not the Surviving Corporation as further set forth in the Plan, adjustments will be made in the number and kind of shares that may be issuable under, or in the consideration payable with respect to, the Option as if this Option were granted under the Plan.

         7. Acceleration. Upon the occurrence of certain Events, as set forth in the Plan, the Option may become immediately exercisable as if this Option were granted under the Plan to the full extent theretofore not exercisable unless prior to an Event the Board of Directors of Dove determines otherwise.

         8.       Termination of Employment.

                  (a) As provided in the Plan, which provisions are incorporated by reference herein, if the Participant's employment by the Corporation terminates for any reason other than Retirement, death or Total Disability, the Participant shall have, subject to earlier expiration thereof, three months from the date of termination of employment to exercise any Option to the extent that it shall have vested on that date, and any Option not vested on that date shall terminate. In the event the Participant is discharged for "Cause" (as defined in Participant's Employment Agreement), all Options that are not vested shall lapse immediately upon such termination of employment. For purposes of this Agreement, if termination occurs for "Special Cause" (as defined in the Employment Agreement) any Option not vested on that date shall terminate.

                  (b) If the Participant's employment by the Corporation terminates as a result of Retirement or Total Disability, the Participant or Participant's Personal Representative, as the case may be, shall have, subject to earlier expiration thereof, 12 months from the date of termination of employment to the exercise

                                  Schedule II-3
any Option to the extent it shall have vested by that date, and any Option not vested on that date shall terminate.

                  (c) If the Participant's employment by the Corporation terminates as a result of death while the Participant is employed by the Corporation or during the 12 month period referred to in subsection (b) above, the Participant's Option shall be exercisable by the Participant's Beneficiary, subject to earlier expiration thereof, during the 12-month period following the Participant's death, as to all or any part of the shares of Common Stock covered thereby to the extent vested on such date of death.

                  (d) In the event Participant's employment by the Corporation is terminated without "cause" or "special cause" and such termination is in breach of any employment agreement entered into on or prior to the date hereof, any unvested Options shall accelerate and vest on the date of such termination and shall be exercisable for the period set forth in (a) above.

         9.       Application of Securities Laws.

                  (a) No shares of Common Stock may be purchased pursuant to the Option unless and until any then applicable requirements of the Commission, and any other regulatory agencies, including any other state securities agencies having jurisdiction over the Corporation or such issuance, and any exchanges upon which the Common Stock may be listed, shall have been fully satisfied. The Participant represents, agrees and certifies that:

                           (1)  The Participant (A) can bear the economic
risk of losing the Participant's entire investment in the Shares; and (B) has adequate means of providing for the Participant's current needs and possible personal contingencies.

                           (2)  The Participant has had an opportunity to ask
questions of and receive answers from the Chief Financial Officer and President concerning the terms and conditions of this investment. The Participant has received and reviewed a copy of the Plan.

                           (3)  The Participant understands that the Option
and the Shares issuable upon exercise of the Option have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities act, in reliance on


                                 Schedule II-4
available exemptions from registration or qualification thereunder, as the case may be, and that the Corporation is relying upon the Participant's representations and warranties herein in availing itself of said exemptions.

                           (4)  The Corporation agrees to register the purchase
by the Participant of the Shares underlying the Option on Form S-8 under the Securities Act as promptly as is reasonably feasible following the vesting of all or any portion of the Option (provided that the Company shall not be obligated by the terms of this Section 9(a)(4) to file a registration statement with respect solely to the Shares).

                           (5)  The Option hereby granted to the Participant is
being acquired solely for the Participant's own account for investment purposes, and is not being purchased with a view to or for the purposes of the resale, transfer or other distribution thereof; and the Participant has no present plans to enter into any contract, undertaking, agreement or arrangement for such resale, transfer or distribution, and the Participant further agrees that the Option and Common Stock acquired pursuant to the Option will not be transferred or distributed without (a) first having presented to the Corporation a written opinion of legal counsel in form and substance satisfactory to the Corporation's counsel indicating the proposed transfer will not be in violation of any of the provisions of the Securities Act and applicable state securities laws and the rules and regulations promulgated thereunder, or (b) a registration statement covering the resale of such Common Stock being effective.

                           (6)  The Participant either has a preexisting
personal or business relationship with the Corporation or any of its officers, directors or controlling persons, or by reason of the Participant's business or financial experience reasonably can be assumed to have the capacity to protect his or her own interests in connection with acquisition of the Option and exercise thereof.

                  The foregoing representations and warranties are and will be true and accurate as of both the Grant Date and the date of delivery of Common Stock acquired pursuant to the Option and shall survive such delivery.

                  (b) The Board of Directors of Dove may impose such conditions on the Option or on its exercise or acceleration or on the payment of any withholding obligation (including, without

                                  Schedule II-5
limitation, restricting the time of exercise to specified periods) as may be required to satisfy applicable regulatory requirements, including, without limitation, Rule 16b-3 (or any successor rule) promulgated by the Commission pursuant to the Securities Exchange Act of 1934, as amended; however, no representation is made that the provisions of Rule 16b-3 have been satisfied with respect to the Option.

         10. Notices. Any notice to be given to the Corporation under the terms of this Agreement shall be in writing and addressed to the Secretary of the Corporation at its principal office and any notice to be given to the Participant shall be sent to the Participant at the address given beneath the Participant's signature hereto, or at such other address as either party may hereafter designate in writing to the other party. Any such notice shall be deemed to have been duly given on the date of delivery, if delivered by hand, or 3 days after deposit into U.S. mails of a notice sent by registered or certified mail (postage and registry or certification fee prepaid).

         11. Effect of Agreement. This Agreement shall be assumed by, be binding upon and inure to the benefit of any successor or successors of the Corporation to the extent provided in the Plan which provisions are incorporated by reference herein.

         12. Tax Withholding. The provisions of the Plan are hereby incorporated and shall govern any withholding that the Corporation is required to make with respect to an exercise of the Option as well as the Corporation's right to condition a transfer of Common Stock upon compliance with the applicable withholding requirements of federal, state and local authorities. No Common Stock acquired pursuant to an exercise of the Option may be transferred until the Corporation has withheld, or has received payment from the Participant of, all amounts the Corporation is required to withhold.

         13. Terms of the Plan Govern. Except with respect to terms specifically set forth in this Agreement, the Option and this Agreement are subject to, and the Corporation and the Participant agree to be bound by, all of the terms and conditions of the Plan, as if the Option were granted pursuant to the Plan, which terms and conditions are hereby incorporated as though set forth at length. In the event of a conflict between this Agreement and the Plan, the terms of the Plan shall govern. The rights of the Participant are subject to limitations, adjustments,

                                  Schedule II-6
modifications, suspension and termination in certain circumstances and upon the occurrence of certain conditions as set forth in the Plan.

         14. Liability of Corporation. The inability of the Corporation, after using reasonable efforts, to obtain approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance and sale of any Common Stock pursuant to the Option shall relieve the Corporation of any liability in respect of the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained.

         15. Stockholder Rights. The Participant shall not have any rights of a stockholder with respect to any Shares covered by this Option unless such Shares have been issued to the Participant by the Corporation pursuant to the valid exercise of the Option and the full payment by the Participant of the Exercise Price in respect thereof.

         16. Laws Applicable to Construction. The interpretation, performance and enforcement of the Participant's Grant and this Agreement shall be governed by the laws of the State of California.



                                  Schedule II-7

                  IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed on its behalf by a duly authorized officer and the Participant has hereunto set his or her hand as of the date and year first above written.

                                            Dove AUDIO, INC.

                                            By: /s/ Simon Baker
                                                --------------------------------
                                                Title:

                                            PARTICIPANT

                                              /s/ Shukri Ghalayini
                                            ------------------------------------


                                            ------------------------------------
                                                          (Print Name)

                                            ------------------------------------
                                                          (Address)

                                            ------------------------------------
                                                       (City, State, Zip Code)

                                            ------------------------------------



                                  Schedule II-8

                             EXHIBIT A (Performance)

         Performance Options shall vest on the basis of the achievement of Pre-Tax Profit targets for Dove Four Point, Inc ("DFP") for each of the periods set forth below provided Participant remains in the Corporation's employ continuously during such period. All Performance Options shall vest if Participant remains in the Corporation's employ continuously until the date 30 days prior to the Expiration Date (i.e. ten years) regardless of meeting the Pre-Tax Profit targets.

         The performance vesting schedule shall be as follows with respect to that portion of a Performance Option eligible to vest in such year:


I.                Period Commencing
                  May 1, 1996 through                   Number of
                  April 30, 1997                        Options Vesting
                  -------------------                   ---------------
                  (1)      DFP pre-tax income                      0
                           less than $1.0 million

                  (2)      DFP pre-tax income at               62,500
                           least $1.0 million but
                           less than $1.5 million

                  (3)      DFP pre-tax income                  79,167
                           at least $1.5 million


                                  Schedule II-9

II.               Period Commencing
                  May 1, 1997 through                    Number of
                  April 30, 1998                         Options Vesting
                  -------------------                    ---------------
                  (1)      DFP pre-tax income                       0
                           less than $2.0 million

                  (2)      DFP pre-tax income at                87,500
                           least $2.0 million but
                           less than $3.0 million

                  (3)      DFP pre-tax income                  104,166
                           at least $3.0 million


III.              Period Commencing
                  May 1, 1998 through                    Number of
                  April 30, 1999                         Options Vesting
                  -------------------                    ---------------
                  (1)      DFP pre-tax income                       0
                           less than $2.5 million

                  (2)      DFP pre-tax income at               100,000
                           least $2.5 million but
                           less than $3.0 million

                  (3)      DFP pre-tax income                  116,667
                           at least $3.0 million

         DFP's pre-tax income shall be based upon the results set forth in the Corporation's consolidated financial statements for the particular period. In determining the DFP's pre-tax income, extraordinary gains or losses shall be disregarded. No charges shall be made for allocations of Dove's corporate overhead, other than fair and appropriate charges for purchases made or services rendered by Dove and its accountants and other independent contractors in connection with DFP's business. In the case of any work performed jointly, or on a subcontracting basis, by DFP and Dove or any other subsidiary of Dove, the overall profit or loss for such work shall be apportioned fairly by Dove among DFP and such other company to reflect as nearly as possible the apportionment that would result if they were dealing at arm's length.




                                 Schedule II-10

                                    EXHIBIT B

Dove AUDIO, INC.
301 North Canon Drive
Suite 207
Beverly Hills, California  90210

Gentlemen:

              I am the holder of an option (the "Option") granted by Dove Audio, Inc., a California corporation (the "Corporation"), on April __, 1996, to purchase up to an aggregate of 300,000 shares (subject to anti-dilution adjustments) of the Corporation's Common Stock, pursuant to the terms of a Stock Option Award Agreement ("Agreement") dated as of April __, 1996. I hereby exercise my Option with respect to __________ shares of Common Stock subject to the Option at the price of $____ per share as provided for in the Agreement, and I present herewith funds payable to the order of the Corporation in the amount of $__________, which represents the full purchase price for the number of shares purchased upon this exercise.

              I represent and warrant that I have received a copy of the Company's 1994 Stock Incentive Plan dated November 29, 1994 (portions of which are incorporated by reference by the Option). I understand that the Corporation may use the proceeds from the exercise of this Option for general corporate purposes.

              The certificates evidencing the shares purchased upon this exercise should be registered in my name and delivered to me.

              I further hereby understand and confirm that the sale, exchange or other disposition of the shares acquired hereby shall also be subject to any and all other requirements and restrictions set forth in said Agreement (including, without limitation, Paragraph 5 of said Agreement) and the Internal Revenue Code of 1986, as amended.

                                            Very truly yours,



                                            ________________________




                                 Schedule II-11